INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 14 to Registration Statement No. 333-48456 of the Met Investors Series Trust (the "Trust") on Form N-1A of our report dated February 13, 2004, appearing in the annual report to shareholders of the J.P. Morgan Quality Bond Portfolio, J.P. Morgan Select Equity Portfolio, Lord Abbett Bond Debenture Portfolio, Lord Abbett Mid-Cap Value Portfolio, Lord Abbett America's Value Portfolio, Lord Abbett Growth Opportunities Portfolio, Lord Abbett Growth and Income Portfolio, Janus Aggressive Growth Portfolio, MFS Research International Portfolio, Oppenheimer Capital Appreciation Portfolio, PIMCO Money Market Portfolio, PIMCO Total Return Portfolio, PIMCO Innovation Portfolio, PIMCO Inflation Protected Bond Portfolio, Met/Putnam Research Portfolio, Met/Putnam Capital Opportunities Portfolio, Met/AIM Small Cap Growth Portfolio, Met/AIM Mid Cap Core Equity Portfolio, Harris Oakmark International Portfolio, T. Rowe Price Mid-Cap Growth Portfolio and Third Avenue Small Cap Value Portfolio for the year ended December 31, 2003, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 28, 2004